UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 4, 2008

GAINSCO, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	001-09828	75-1617013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Lee Parkway, Suite 1200, Dallas, Texas	75219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 629-4301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On September 4, 2008 the Compensation Committee of the Board of Directors of GAINSCO, INC. (the “Company”) took the following actions pursuant to the 2005 GAINSCO, INC. Long-Term Incentive Compensation Plan (the “Plan”):

•

it approved a revised form of Restricted Stock Unit Incentive Agreement (the “New RSU Award Agreement”) to be used in place of the form of agreement originally applicable to all outstanding grants of restricted stock units (“RSUs”);

•

it approved a form of amendment (the “2008 Amendment”) to all of the outstanding agreements governing RSUs (covering 884,809 outstanding RSUs), to conform the terms of the outstanding agreements to the terms of the New RSU Award Agreement; and

•	it approved additional grants of a total of 333,191 RSUs to 13 executives of the Company, including 12 executives who are parties to existing RSU agreements and one additional executive.

The forms of New RSU Award Agreement and 2008 Amendment are filed as exhibits to this Report; however, information regarding the specific threshold and target levels specified for performance goals are omitted. Under the Plan, each RSU, if vested, would entitle the grantee to one share of common stock of the Company. All of the RSUs are “performance based,” and vesting is dependent upon the achievement of performance goals specified in the applicable award agreements.

The principal purpose of the 2008 Amendment and the terms of the New RSU Award Agreements, which are subject to acceptance by the grantees, is to provide incentives for key employees to contribute to the long term performance of the Company in a manner consistent with the interests of the Company’s shareholders. The performance goals governing vesting of the RSUs are based on the attainment of a specified threshold level of earnings of the Company, and all of the awards except for those to Glenn W. Anderson, President and Chief Executive Officer of the Company, also have a performance goal based on the level of gross premiums written. Mr. Anderson’s grants, as modified, are discussed in more detail below.

All of the awards provide that, in order for an RSU to become vested, the Company must achieve a threshold level of earnings as defined in the performance goals (generally earnings goals are considered as earnings before taxes and expense associated with the RSUs, referred to herein as “RSU Earnings”) for a time period which includes 2008 plus a two-year performance period ending December 31, 2010. In order for an RSU to become vested, the Company’s RSU Earnings must reach a threshold amount, and additional vesting may occur if the Company’s RSU Earnings are higher than the threshold amount. The Company believes that the threshold amount of the Company’s RSU Earnings necessary for any vesting to occur is a difficult goal but one which can be met if it is able to achieve its strategic objectives, which are highly dependent on the efforts of the executives who have been awarded RSUs.

For the 12 executives whose grants also include a performance goal related to the amount of aggregate gross premiums written during the period including 2008 and the performance period ending December 31, 2010, vesting of one half of the total number of RSUs for each executive is based on the level of gross premiums written. The performance goals for three regional executives are based on performance in their respective regions. However, no vesting may occur for the RSUs of any executive as a result of achievement of any level of gross premiums written unless the threshold level of the Company’s RSU Earnings is reached. The Company believes that the threshold levels of gross premiums written are also difficult goals, but the amounts set as thresholds for vesting of any RSUs pursuant to these goals are generally consistent with the level of business that the Company must attain in order to reach the Company’s RSU Earnings threshold discussed above.

Mr. Anderson is the only Named Executive Officer (as such term is used in the Company’s 2008 proxy statement) who is a grantee under the Plan. The remaining Named Executive Officers, Robert W. Stallings and James R. Reis, have not received any awards under the Plan, although they are eligible for awards. Pursuant to a modified award (278,718 RSUs) and a new grant (21,282 RSUs), Mr. Anderson has the right to earn up to 300,000 shares of common stock if a specified level of RSU Earnings is reached.

All of the awards provide that the determination of vesting of all RSUs will occur after the completion of the audit of the Company’s financial statements for the year ending December 31, 2011. One effect of this timing is that any favorable or unfavorable development in the amount of the Company’s claims and claim adjustment expense that is recognized in 2011 and relates to the 2010 and prior accident years will be taken into account before the determination of RSU Earnings of the Company is made. No vesting may occur for any of the awards prior to the completion of the audit of the Company’s financial statements for the year ending December 31, 2011.

The awards generally require that a grantee continue as an employee of the Company through December 31, 2010, the end of the performance period. However, a grantee who ceases to be employed during the final six months of the performance period because of death or disability or by action of the Company without cause would be eligible for vesting on a pro rata basis based on the number of days served, if applicable performance goals are achieved.

Section 2 – Financial Information

Item 2.06.	Material Impairments.

The Company expects to record other-than-temporary impairments and recognize non-cash charges to earnings in the quarter ending September 30, 2008 with respect to certain investments of its insurance subsidiary, MGA Insurance Company, Inc. (“MGA”). MGA holds auction rate securities with a par value of $4 million issued by trusts, the sole assets of which are shares of preferred stock of the Federal National Mortgage Association (“FNMA”) or the Federal Home Loan Mortgage Corporation (“FHMLC”). Actions taken on September 7, 2008 by the United States Department of the Treasury and the Federal Housing Finance Agency with respect to FNMA and FHLMC have led to a significant reduction in the value of the underlying securities owned by the trusts. The exact amount of the impairment has not yet been determined, but the market prices for the underlying securities have recently declined to less than 10% of par value.

Each quarter the Company reviews its investment portfolio to determine whether any other-than-temporary impairments should be recorded. Because of increased instability and volatility in credit and securities markets, the Company initiated a supplemental internal analysis in order to determine whether any securities owned by the Company and its subsidiaries should be treated as other-than-temporarily impaired. That analysis is continuing and may or may not result in any other-than-temporary impairments for the quarter ending September 30, 2008.

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 1.01 above pertaining to Mr. Anderson is incorporated in this item by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
10.35	Form of Restricted Stock Unit Incentive Agreement. (1)

10.36	Form of 2008 Amendment to Restricted Stock Unit Incentive Agreement (applicable to agreements entered into prior to the adoption of Exhibit 10.35 referred to above. (1)

(1)	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAINSCO, INC.

/s/ Glenn W. Anderson
Glenn W. Anderson, President and
Chief Executive Officer

DATED: September 10, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit
10.35	Form of Restricted Stock Unit Incentive Agreement. (1)

10.36	Form of 2008 Amendment to Restricted Stock Unit Incentive Agreement (applicable to agreements entered into prior to the adoption of Exhibit 10.35 referred to above. (1)

(1)	Filed herewith